Exhibit 99.1

MobilityWorks and HASCO Medical, Inc. to Merge

Richfield, Ohio and Dallas, Texas  - August 14, 2015

WMK, Inc., dba, “MobilityWorks” with 35 locations in 13 states and HASCO Medical (the “Company”), with 22 locations in 11 states today entered into an Agreement and Plan of Merger (the “Merger Agreement”) whereby a wholly-owned subsidiary of WMK will merge with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of WMK, subject to the terms and conditions set forth in the Merger Agreement.

Pursuant to the Merger Agreement, each share of the Company’s common stock will be converted into the right to receive $0.0233 in cash (representing a purchase price of $23.5 million for all of the shares), other than any dissenting shares, if any, which will not be so converted.

Consummation of the Merger is subject to customary conditions, including the absence of a material adverse effect on the Company.  Hasco Holdings, LLC, which owns approximately 65% of the Company’s common stock, will execute a written consent adopting the Merger, which ensures the approval of the Merger by the Company’s stockholders under Florida law.  No additional approval of the stockholders of the Company will be required to approve and adopt the Merger Agreement and the transactions contemplated thereby.

“The merger with HASCO will allow us to offer an even higher level of service to its customers.  With 57 locations in 21 states, we are able to take care of over half of the people in the USA.  We stretch from coast to coast,” said Bill Koeblitz, CEO of MobilityWorks.

“This is an exciting time for the team members who make up our combined companies.  With this merger, we will be able to offer outstanding service to our customers, and tremendous opportunities to our people. I know our shareholders who have supported us over the years will be excited at how many more people the company can help with our expanded store fronts and purchasing power.” said Hal Compton, CEO of HASCO Medical.

Important Information For Investors And Shareholders

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the transactions referred to in this press release, HASCO Medical, Inc. (the “Company”) intends to file an information statement with the Securities and Exchange Commission (“SEC”) and thereafter to distribute the information statement to the Company’s shareholders.  INVESTORS AND SECURITY HOLDERS OF HASCO MEDICAL, INC. ARE URGED TO READ THE INFORMATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the information statement (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at hascomed.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called “forward looking statements” by words such as “may,” “will,” “should,” “expects,” “plans,” “targets,” “believes,” “anticipates,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These forward looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated. Further information regarding these and other risks is described from time to time in the Company’s filings with the SEC, which are available on its website at: http://www.sec.gov. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Company Contact:

HASCO Medical, Inc.

214-302-0930

Investor@hascomed.com